THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “1933 ACT”) OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES MAY NOT BE EXERCISED UNLESS SUCH EXERCISE IS MADE PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

SUBSCRIPTION AGREEMENT

To:      Crystallex International Corporation

     The undersigned (the “Purchaser”) hereby irrevocably subscribes for and agrees to purchase from Crystallex International Corporation (the “Corporation”), on the terms and conditions set forth in this Subscription Agreement, special warrants (the “Special Warrants”) of the Corporation at a price of $1.25 (US$0.93125) per Special Warrant.

     The Purchaser acknowledges that this subscription forms part of an offering (the “Offering”) by the Corporation of a maximum of 5,500,000 Special Warrants (having the same terms and conditions) for approximate gross proceeds of $6,875,000. The Purchaser and the Corporation further acknowledge that the closing (the “Closing”) of the Offering shall occur on the later of (i) June 18, 2003 (the “Closing Date”) or (ii) the first business day after the day on which the Corporation receives approval from the Toronto Stock Exchange for this private placement of Special Warrants.

     The Special Warrants shall be issued pursuant to, and the exercise thereof shall be governed by, the provisions of a special warrant indenture (the “Special Warrant Indenture”) to be entered into between the Corporation and CIBC Mellon Trust Company or such other person as may be acceptable to the Purchaser and the Corporation (in this capacity, the “Special Warrant Trustee”), such Special Warrant Indenture to be in a form satisfactory to the Corporation and the Purchaser, acting reasonably.

     The Warrants (as defined below) shall be issued pursuant to, and the exercise thereof shall be governed by, the provisions of a warrant indenture (the “Warrant Indenture”) to be entered into between the Corporation and CIBC Mellon Trust Company or such other person as may be acceptable to the Agents and the Corporation (in this capacity, the “Warrant Trustee”), such Warrant Indenture to be in a form satisfactory to the Corporation and the Agents, acting reasonably.

Description of Special Warrants

     Each Special Warrant will entitle the holder to acquire, without payment of any additional consideration, one common share of the Corporation (a “Common Share”) and one-half of one Common Share purchase warrant (each whole common share purchase warrant, a “Warrant”) in the capital of the Corporation (the “Underlying Securities”) at any time prior to the expiry time (the “Expiry Time”) being 5:00

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p.m. (Toronto time) on the earlier of (i) four months and one day from the Closing Date and (ii) the third Business Day (as defined below) after the day (the “Qualification Date”) on which the receipt (the “Receipt”) for the (final) prospectus (the “Prospectus”) qualifying the distribution of the Underlying Securities has been issued by the securities commissions of British Columbia and Ontario (the “Commissions”). Notwithstanding the foregoing, the Special Warrants may not be exercised prior to the receipt by the Corporation of all applicable regulatory approvals from the American Stock Exchange (the “AMEX”). Each Warrant will entitle the holder thereof to purchase one Common Share (a “Warrant Share”) at a price of $1.60 per share at any time prior to 5:00 p.m. (Toronto time) on the second anniversary of the Closing Date. In this Subscription Agreement “Business Day” means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario.

     Any Special Warrants which have not been exercised or, if applicable, cancelled by the Expiry Time will be deemed, without further action by the holder thereof, to have been exercised immediately prior to the Expiry Time.

     The foregoing description of the Special Warrants (including the description contained in the term sheet (the “Term Sheet”) attached as Schedule “A” hereto) is a summary only and is subject to the detailed provisions of the Special Warrant Indenture.

Conditions of Purchase

     The Purchaser acknowledges that the Corporation’s obligation to sell the Special Warrants to the Purchaser is subject to, among other things, the following conditions:

(a)	the Purchaser execute and return to the Corporation on the Closing Date this Subscription Agreement, duly executed, and all documents required by applicable securities laws, regulations, rules, published policy statements, rulings and orders of securities regulatory authorities applicable to the Corporation or the Purchaser’s purchase hereunder (the “Securities Laws”) and the Toronto Stock Exchange (the “TSX”), including Representations, Warranties and Covenants of Purchaser certificate in the form attached as Schedule “B” hereto, a TSX Private Placement Questionnaire and Undertaking in the form attached as Schedule “C” hereto and, as applicable, Schedule “D” hereto;

(b)	all necessary regulatory approvals being obtained by the Corporation prior to the Closing (as defined below);

(c)	the sale of the Special Warrants being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under any applicable Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum;

(d)	the sale of the Special Warrants being exempt from registration under the United States Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws;

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(e)	the representations and warranties of the Purchaser being true and correct as of the Closing; and

(f)	the acceptance of this Subscription Agreement by the Corporation, which acceptance will be deemed to have occurred upon the delivery at Closing by the Corporation of the certificate representing the Special Warrants referred to herein to or upon the direction of the Purchaser in accordance with the provisions hereof.

     It shall also be a condition of Closing that all documentation relating to the transaction, including the Special Warrant Indenture and the Warrant Indenture shall be in form and substance satisfactory to counsel for the Purchaser and the Corporation’s representations and warranties shall be true and correct at Closing. You hereby acknowledge that such documentation may include additional conditions to Closing.

Delivery and Payment

     Delivery of and payment for the Special Warrants shall be completed at the offices of McCarthy Tétrault LLP in Toronto, Ontario, at 12 p.m. (Toronto time) on the Closing Date or at such other time or place on that or such other date or dates as may be mutually agreed upon by the Corporation and the Purchaser.

Covenants of the Corporation

     The Corporation hereby covenants and agrees:

(a)	if the Corporation files a prospectus in Canada during the four months following the Closing, to use its reasonable best efforts to qualify the Underlying Securities for distribution in the Provinces of British Columbia and Ontario (the “Qualifying Provinces”) to the holders of Special Warrants upon the exercise thereof; and

(b)	upon issuance of the Receipt therefor, if any, to cause the prospectus to be delivered to each of the then registered holders of Special Warrants.

     The covenants of the Corporation in the Special Warrant Indenture are incorporated by reference herein for the benefit of the Purchaser.

Corporation’s Representations, Warranties and Covenants

     By executing this Subscription Agreement, the Corporation represents, warrants and covenants to the Purchaser (which representations, warranties and covenants shall survive the closing of the purchase of the Special Warrants and the issuance of the Underlying Securities) and acknowledges that the Purchaser is relying thereon, that:

(a)	the Corporation is now and at the Closing will be a corporation validly subsisting under the laws of the Canada;

(b)	the Corporation has all necessary corporate power, authority and capacity to enter into and carry out its obligations under this Subscription Agreement and all other agreements and instruments to be executed by the Purchaser as contemplated by this Subscription Agreement;

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(c)	the execution and delivery of this Subscription Agreement and such other agreements and instruments and the consummation of the transactions contemplated by this Subscription Agreement and such other agreements and instruments have been duly and validly authorized by the Corporation;

(d)	the Special Warrants and Underlying Securities have been duly authorized for issuance, the Common Shares will be validly issued and fully paid as non-assessable in the capital of the Corporation, if and when issued pursuant to the due and proper exercise provisions contained in the Special Warrant Indenture and the Warrant Indenture, as the case may be;

(e)	this Subscription Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms subject, however, to the customary limitations with respect to bankruptcy, insolvency or other laws affecting creditors’ rights generally and to the availability of equitable remedies;

(f)	the execution and delivery of this Subscription Agreement and the compliance by the Corporation with the terms hereof will not result in any breach, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of the Corporation’s constating documents or by-laws, or resolutions of the directors of the Corporation;

(g)	no approval, authorization, consent or order of, and no filing, registration or recording with, any governmental authority is required of the Corporation in connection with the execution and delivery or with the performance by the Corporation of this Subscription Agreement other than compliance with the Securities Laws;

(h)	since March 31, 2003, other than as disclosed in accordance with Securities Laws (i) there has not been any material change or a change in material fact (actual, proposed, threatened or contemplated) in the business, affairs, operations, business prospects, assets, liabilities or obligations, contingent or otherwise, or capital of the Corporation and (ii) there has been no transaction entered into by the Corporation, other than those in the ordinary course of business, which is material to the Corporation;

(i)	except as disclosed to the Purchaser, the information and statements set forth in all information and documents filed by or on behalf of the Corporation with applicable securities commissions or securities regulatory authorities in compliance or intended compliance with any applicable Securities Laws were true, correct, and complete and did not contain any misrepresentation, as of the date of such information or statements;

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(j)	the Corporation is a “reporting issuer” in the Province of Ontario and the Corporation is not in default of any of the material requirements of the Securities Laws of that jurisdiction and has timely filed all forms and reports under the United States Securities Exchange Act of 1934, as amended, required to be filed by it since it has become subject to the periodic reporting requirements thereunder;

(k)	the Common Shares are listed and posted for trading on the TSX and AMEX and, to the best of its knowledge, and except as publicly disclosed, the Corporation is not in default of any of the material listing or filing requirements of the TSX and/or the AMEX;

(l)	no order ceasing or suspending trading in the securities of the Corporation nor prohibiting sale of such securities has been issued to the Corporation or its directors, officers or promoters and to the Corporation’s knowledge, no investigations or proceedings for such purposes are pending or threatened; and

(m)	as at the date of this Subscription Agreement, the Corporation is, and will be at the date of Closing, a “qualifying issuer” as defined in Multilateral Instrument 45-102 – Resale of Securities.

Purchaser’s Representations, Warranties and Covenants

     By executing this Subscription Agreement, the Purchaser makes the representations, warranties and covenants set out in Schedule “B” hereto, on its own behalf, or, if applicable, on behalf of those for whom it is contracting, to the Corporation (which representations, warranties and covenants shall survive the Closing of the purchase of the Special Warrants and the issuance of the Underlying Securities) and acknowledges that the Corporation is relying thereon, and that such purchase is exempt from any requirement to prepare or file a prospectus, a registration statement, or similar document in any jurisdiction.

Purchaser’s Acknowledgements

     By executing this Subscription Agreement, the Purchaser further represents, warrants and covenants to the Corporation, on its own behalf or, if applicable, on behalf of those for whom it is contracting, (which representations, warranties and covenants shall survive the Closing of the purchase of the Special Warrants and the issuance of the Underlying Securities) and acknowledges that the Corporation is relying thereon that:

(a)	The Purchaser is aware that applicable securities legislation may impose restrictions on the resale of the Special Warrants, the Underlying Securities and the Common Shares issuable upon the exercise of a Warrant (the “Warrant Shares”) and is aware of the risks in purchasing and the other characteristics of the Special Warrants and the Underlying Securities and of the fact that the Purchaser may not be able to resell the Special Warrants except in accordance with the Securities Laws.

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(b)	The certificates representing the Special Warrants, the Underlying Securities and the Warrant Shares will bear a legend (until the expiration of the applicable hold period) regarding restrictions on transfer which may apply under the Securities Laws. The form of such legends are set forth in the Special Warrant Indenture and the Warrant Indenture.

(c)	The Purchaser is capable of assessing the proposed investment as a result of its financial and investment experience or as a result of advice received from a registered person other than the Corporation or any affiliates thereof and is able to bear the economic loss of its investment.

(d)	The Purchaser has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or similar document (other than financial statements or any other document, other than an offering memorandum, the content of which is prescribed by statute or regulation), describing the business and affairs of the Corporation which has been or appears or purports to have been prepared primarily for delivery to, and review by, prospective Purchasers in order to assist them in making an investment decision in respect of the Special Warrants or the Underlying Securities.

(e)	Insofar as the Purchaser is aware the offering of Special Warrants is not being accompanied by any general advertisement in the printed media or on radio or television or by other means of telecommunications including electronic display such as the Internet or any other form of advertisement or general solicitation with respect to the distribution.

(f)	The Purchaser has relied only upon the publicly available information relating to the Corporation and not upon any verbal representation as to fact other than as set out herein, or upon any written representations, warranties or covenants otherwise made by or on behalf of the Corporation, any such publicly available information having been delivered to the Purchaser without independent investigation or verification by the Corporation. Without limiting the generality of the foregoing, no person has made any written or oral representation: (i) that, except with respect to rights set out herein, or in the Special Warrant Indenture, any person will resell or repurchase the Special Warrants, the Underlying Securities, or the Warrant Shares; (ii) that, except with respect to rights set out herein, or in the Special Warrant Indenture, any person will refund the purchase price of the Special Warrants; (iii) as to future price or value of the Special Warrants, the Underlying Securities, or the Warrant Shares; and (iv) that the Special Warrants will be listed on any exchange or quoted on any quotation and trade reporting system.

(g)	The Purchaser and any beneficial purchaser for whom the Purchaser is acting as agent or trustee (a “beneficial purchaser”) are resident in the jurisdiction set out in “Subscription Particulars” hereof, and the purchase by and sale to the Purchaser of the Special Warrants, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale (whether with or with respect to the Purchaser or any beneficial purchaser) has occurred only in such jurisdiction.

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(h)	This Subscription Agreement has been duly and validly executed and delivered by the Purchaser and has been duly authorized by the Purchaser, and, upon acceptance by the Corporation, this Subscription Agreement will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser, and any beneficial purchasers on whose behalf the Purchaser is acting, in accordance with its terms.

(i)	If an individual, the Purchaser has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto.

(j)	If the Purchaser is not purchasing as principal and is acting as agent or trustee for a beneficial purchaser, the Purchaser represents and warrants that it is duly authorized to enter into this Subscription Agreement for and on behalf of such beneficial purchaser and to execute all documentation in connection with the purchase of the Special Warrants and the Underlying Securities on behalf of such beneficial purchaser and acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Special Warrants for whom it may be acting.

(k)	If required by applicable securities legislation or stock exchange rules, the Purchaser will, with respect to this Subscription Agreement, execute, deliver and file or assist the Corporation in obtaining and filing such reports, undertakings and other documents relating to the purchase of the Special Warrants, the Underlying Securities, or the Warrant Shares by the Purchaser as may be required by any securities commission, stock exchange or other regulatory authority, including all schedules hereto.

(l)	The Purchaser acknowledges that none of the Securities have been, nor will they be, registered under the 1933 Act or the securities law of any state and that these securities may not be offered or sold without registration under the 1933 Act or compliance with requirements of an exemption from registration under the 1933 Act. The Purchaser further understands and agrees that the Special Warrants and the other Securities may not be transferred except in compliance with an exemption from registration under U.S. securities laws, and understands and agrees that the certificates representing the Securities will have a legend to that effect. The Purchaser has reviewed the Special Warrant Indenture and Warrant Indenture and is familiar with the form of such legends.

(m)	The Purchaser understands that neither the Special Warrants nor the Warrants may be exercised unless registered or except in compliance with requirements of an exemption from registration under the 1933 Act. The Corporation is not required to, and does not plan to, file a registration statement under the 1933 Act or any state securities laws with respect to the exercise of the Special Warrants or the Warrants. The Purchaser understands that the Special Warrants and the Warrants will bear a legend containing the restrictions set forth in this subsection and the Purchaser has reviewed the Special Warrant Indenture and Warrant Indenture and is familiar with the form of such legends.

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(n)	All costs and expenses incurred by the Purchaser (including any fees and disbursements of any counsel retained by the Purchaser) relating to the sale of the Special Warrants to the Purchaser shall be borne by the Purchaser.

(o)	In addition to compliance with the restrictions on resale under applicable securities legislation, if the Purchaser is a resident of Ontario at the time of such trade, the Purchaser is required to file with the Ontario Securities Commission within 10 days of the initial trade in either the Special Warrants or the Underlying Securities, a report in Form 45-501F2 (as required by Ontario Securities Commission Rule 45-501 – Exempt Distribution) if such initial trade is made under an exemption under Rule 45-501 along with the applicable fee if any.

Contractual Right of Action for Rescission

     In the event that a holder of Special Warrants who acquires Underlying Securities upon the exercise of the Special Warrants is or becomes entitled under applicable Securities Laws to the remedy of rescission by reason of the Prospectus or any amendment thereto containing a misrepresentation (as defined in applicable Securities Laws), such holder shall be entitled to rescission not only of the holder’s exercise of its Special Warrants but also of the private placement transaction pursuant to which the Special Warrants were initially acquired, and shall be entitled in connection with such rescission to a full refund of all consideration paid on the acquisition of the Special Warrants. In the event such holder is a permitted assignee of the interest of an original Purchaser, such permitted assignee shall be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee were such original Purchaser. The foregoing is in addition to any other right or remedy available to a holder of Special Warrants under Section 130 of the Securities Act (Ontario) or otherwise at law.

     The foregoing contractual rights of action for rescission shall be subject to the defences, limitations and other provisions described under Section 130 of the Securities Act (Ontario), which are incorporated in this Subscription Agreement by reference, mutatis mutandis.

General

(a)	Time shall, in all respects, be of the essence hereof.

(b)	All references in this Subscription Agreement to money amounts are to lawful money of Canada, unless stated otherwise.

(c)	The headings contained in this Subscription Agreement are for convenience only and shall not affect the meaning or interpretation hereof.

(d)	This Subscription Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Subscription Agreement may be amended or modified by written instrument only.

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(e)	The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser and the Corporation and their respective successors and assigns; provided, that, except as provided in this Subscription Agreement, this Subscription Agreement shall not be assignable by any party without the written consent of the others.

(f)	This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

(g)	This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

(h)	This Subscription Agreement and all related documents have been drawn up in the English language at the specific request of the parties hereto. Cette convention et tour document connexe ont été rédigés en langue anglaise à la demande expresse des parties aux présentes.

Method of Payment

     The Purchaser acknowledges and agrees that this Subscription Agreement and any other documents delivered by the Purchaser in connection herewith will be held in trust by the Corporation or by a third party designated by the Corporation until Closing. At the Closing, the Corporation is hereby authorized, on behalf of the Purchaser (and, if applicable, on behalf of others for whom it is contracting hereunder), to deliver this Subscription Agreement and any other documents required to be delivered in connection herewith and the Corporation will, upon confirmation of receipt of a wire transfer (in accordance with the instructions attached hereto as Schedule “E”) in the amount of the total purchase price for the Special Warrants subscribed for thereupon issue to the Purchaser the Special Warrants being subscribed for hereunder registered in accordance with the Purchaser’s registration instructions set forth below.

     In the event that this Subscription Agreement is not accepted by the Corporation, this Subscription Agreement and any other document and/or funds delivered in connection herewith will be returned to the Purchaser including accrued interest on the funds.

Subscription Particulars

     Details respecting the purchaser of Special Warrants to be completed by each Purchaser:

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     BOX A:

Particulars of Purchase of Special Warrants

  Number of Special Warrants Subscribed For:                                                 _______________________________________________

  Aggregate Purchase Price
  ($1.25 or US$0.93125 x number
  of Special Warrants):                                                                                       _______________________________________________

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BOX B:

Purchaser Information
Name of Purchaser:
Street Address:
Street Address (2):
City and Province:
Postal Code:
Contact Name:
Alternate Contact:
Phone No.:
Fax No:

BOX C:

Registration Information
Registration of the certificates representing the Special Warrants and the Underlying Securities should be made as follows (include only the information that you wish to appear on the certificates):
Name of Purchaser:
Street Address:
Street Address (2):
City and Province:
Postal Code:
Contact Name:
Account Reference (if applicable):
Phone No.:
Fax No:

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BOX D:

Delivery of Certificates The certificates representing the Special Warrants and Underlying Securities are to be delivered as follows (if different from the address set forth in Box B above):
Name of Purchaser:
Street Address:
Street Address (2):
City and Province:
Postal Code:
Contact Name:
Account Reference (if applicable):
Phone No.:
Fax No:

BOX E:

Beneficial Purchaser Information If the Purchaser is acting for a beneficial purchaser, the name and address of such beneficial purchaser is as follows:
Name of Purchaser:
Street Address:
Street Address (2):
City and Province:
Postal Code:
Contact Name:
Alternate Contact:
Phone No.:
Fax No:

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Name of Purchaser

By:
Name:
Title:

This Subscription Agreement is accepted by the Corporation as of June , 2003

CRYSTALLEX INTERNATIONAL CORPORATION

By:

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SCHEDULE “A”

TERM SHEET

Issuer:	Crystallex International Corporation (the “Issuer”).

Issue:	5,500,000 special warrants (“Special Warrants”).

Amount:	$6,875,000

Price:	$1.25 (US$0.93125) per Special Warrant.

Special Warrants:	Each Special Warrant entitles the holder thereof, upon exercise and without payment of any additional consideration, to acquire one common share (“Common Shares”) and one-half of one common share purchase warrant (“Warrants”) of the Issuer. Unless exercised earlier by the holder thereof, the Special Warrants will be deemed to have been exercised immediately prior to 5:00 p.m. (Toronto time) on the date that is the earlier of:

(i) if applicable, the third business day following the day on which a receipt from the applicable securities regulatory authorities is obtained for a final prospectus of the Issuer that qualifies for distribution, among other things, the Common Shares and Warrants issuable on exercise of the Special Warrants in British Columbia and Ontario; and

(ii) the day following the date which is four months after closing of the offering of the Special Warrants.

Notwithstanding the foregoing, the Special Warrants may not be exercised prior to the receipt by the Issuer of all applicable regulatory approvals from the American Stock Exchange (the “AMEX”).

Warrants:	Each whole Warrant will entitle the holder thereof to purchase one Common Share at a price of $1.60 per share at any time until the second anniversary of the closing date.

Use of Proceeds:	General working capital and general corporate purposes.

Listing:	The Issuer’s Common Shares trade on the TSX and the AMEX under the symbol “KRY”.

Closing:	The later of (i) June 18, 2003 or (ii) the first business day after the date upon which the Issuer receives approval for this private placement from the Toronto Stock Exchange.